Prospectus Supplement (Sales Report) No. 29 dated May 5, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 388426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388426	$15,000	$15,000	9.63%	1.00%	April 30, 2009	May 2, 2012	May 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388426. Member loan 388426 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Self Employed	Debt-to-income ratio:	4.81%
Length of employment:	n/a	Location:	Campbell, CA

Home town:	New York
Current & past employers:	Self Employed, Self Employed
Education:	St. John's University

This borrower member posted the following loan description, which has not been verified:

I am in the process of starting a promotional products business. My total investment in the business is about $30K and I would like to borrow about 1/2 of this amount which will allow me to still have significant reserves. The funds will be use to purchase equipment for my business. I already have a number of customers waiting. I feel I am a low risk because I own my own home (not upside down on my loan with plenty of equity), My FICO score is about 800, and I have never defaulted or late on any payments. The reason I would like to borrow some of the funds is to match my revenue with monthly costs (loan repayment) and to keep funds in reserve to get my business off the ground. I am projecting to be cash flow positive within 3 months. My background is in finance with an MBA. I have analyzed this business and industry in detail and have put together a business plan which have covered Thank you.

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,267.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be more specific about your business and plan. What is a "promotional products" business? That is, what are your products lines and services? Who is your target market? Who are your main competitors and what will you do to out-compete them? Thank you!	The Promotional Products business is a $19 Billion market (www.ppai.org). Basically anything you received which has a company logo or name on it. This may also include Fundraisers, Weddings, etc. Basicaly printing "anything" on "anything" to promote a company or an event. We are planning to target all of these lines as our target market through mailings, contacts, walking 'Farming' the business site. Our Competitors could be large retail outlets like Staple, small local stores such as print shops. However, this is a relationship and service business. My prices will be very competitive because of lower overhead (I will be working out of my home), printing my own product with my own equipment to increase my margins (no middleman) and understanding the ROI for small business owners. I have an accounting and finance background with 20 years of work experience. I am very realistic about what I need to achieve and want to achieve to make this work. Please let me know if you have additional questions.
Please tell us about your previous experience running a business.	I am currently running a consulting business (business turnaround management and finance) with my wife. Our current clients include small and medium size businesses (example- a vocational school, a frame shop, medical office) and also non profits. The clients from our consulting business are also clients of ours for the new business as we do encourage them to market and promote themselves. Prior to this, my professional experience has been controller and Finance Director where I managed the financial side of companies. I also currently teach a college level finance class. The reason for this loan is basically to fund the equipment costs. One of my business strategy for this business is to be able to service customers who require small quantities. The equipment will allow me to fulfill these small orders which like any businesses - we need to start somewhere in order to grow to bigger areas. I am funding the rest of my start up costs which includes the other half of the equipment cost, a website to enable customers to research the variety of products available, working capital for marketing etc. I have actually started marketing and do have a few 'decent' size orders at this point (example - glasses for an art and wine festival, museum store, T shirts for my neighbor's golf team tournament). I am not funding the equipment (or other costs)using credit cards (against my finance princples) because I need a known fixed payment for my equipment. This allows for better financial monitoring and control.
Do you have health insurance? If so, please provide details of your coverage.	Yes, I have coverage for myself and my wife with Kaiser.
Also, do you have disability insurance? You are self-employed, so I must ask. A disability or health event can affect an owner's ability to earn money and run the business.	No I do have disability insurance. I do have enough assets and reserves to repay this loan in the event I am unable to work for a period of time.
"No I *do* have disability insurance". Just to be clear, you DO or DON'T?	Sorry, I DO NOT have disability Insurance.
Do you have business liability insurance?	The business is a Sole Propriortor and I do not have any employees. Business liability insurance is not required for this business. However, I do have a home owners's policy which provide liability coverage.
In what year did you purchase your home, what's the profile of your home, and how much was your downpayment?	My home was purchased in 2005 and we put 20% down.
Will this business be a partnership?	No the business is not a partnership.
You do pay your bills--no doubt. But, given your mortgage is installment credit, can you help me understand your Revolving Credit. Do you have this money in cash somewhere?	The revoling credit is related to a rental property and under review by Lending Club. I have funds from credit cards or any other lines of credit stashed away. I do not have any outstanding balances on my credit cards nor do I have any car loans at this time.
What type of equipment do you intend to purchase with the loan?	Printing machine to print on items such as Mugs, Pens, etc. Also will purchase an engraving machine.

Member Payment Dependent Notes Series 392887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392887	$20,000	$20,000	14.11%	1.00%	May 1, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392887. Member loan 392887 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Sprint	Debt-to-income ratio:	13.18%
Length of employment:	5 years 4 months	Location:	SAN FRANCISCO, CA

Home town:	Middletown
Current & past employers:	Sprint, Electronic Arts, Bluemartini Software
Education:	SUNY at Binghamton

This borrower member posted the following loan description, which has not been verified:

Looking to Consolidate my Credit Cards into a more manageable payment

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	19
Revolving Credit Balance:	$25,277.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With a monthly income of $9,167 / month, how come you are not able to pay off these credit cards faster? How did your used credit become so high? With $20,000 you requested, this will become your only credit liability can you give an overview of which credit cards (and APR) you would spend this towards?	Honestly, I simply tried to take on too much debt. I was responsible for sending two of my cousins to private school. This was a nice gesture but proved to cost more then I could bear. I no longer have that bill, however I want the debt gone too. My credit cards are all via Citibank and range from 14.99-19.99% interest.
Also please explain your latest delinquency..	2 of my cards were compromised, Citibank confirmed this. However it took me 20 hours+ on the phone to convince them of it (even after they sent me 2 letters saying they were compromised). Once it was settled and the fraudulent charges removed, I payed the bill to bring it current. I have already written to have the credit report fixed but Citibank is not being very helpful.

Member Payment Dependent Notes Series 393852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393852	$1,525	$1,525	11.89%	1.00%	May 1, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393852. Member loan 393852 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,228 / month
Current employer:	self	Debt-to-income ratio:	8.12%
Length of employment:	18 years	Location:	NASHUA, NH

Home town:	Athol
Current & past employers:	self, Town of Athol
Education:	Fisher college Boston MA

This borrower member posted the following loan description, which has not been verified:

Due to hight cost of gasoline vehicle will be used for commuting purposes and to save wear and tear and help enviroment by using truck only when necessary

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,192.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're buying a used car. What are you doing about handling your credit card debt?	recently paid off 2 cards dont use others and making double payments when can afford to

Member Payment Dependent Notes Series 394291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394291	$1,500	$1,500	14.42%	1.00%	April 30, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394291. Member loan 394291 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,680 / month
Current employer:	Black and Veatch	Debt-to-income ratio:	19.85%
Length of employment:	6 months	Location:	SEAL BEACH, CA

Home town:	milan
Current & past employers:	Black and Veatch, parsons
Education:	Plymouth State University

This borrower member posted the following loan description, which has not been verified:

To purchase computer & pay bills

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	37
Revolving Credit Balance:	$15,198.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394329	$3,975	$3,975	16.63%	1.00%	May 4, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394329. Member loan 394329 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Verizon Communications	Debt-to-income ratio:	18.46%
Length of employment:	12 years 7 months	Location:	aberdeen, NJ

Home town:	queens
Current & past employers:	Verizon Communications, nyra
Education:	st.john's u., u of phoenix

This borrower member posted the following loan description, which has not been verified:

I will use the loan to consolidate debt into one lower rate payment. I am reliable because I have held a good secure job for 13 years increasing my salary every year. I am well regarded within my industry and among my peers. I am requesting the loan because paying off my credit cards individually only gets rid of some of the interest. By consolidating I can reduce more of the principle to eventually reach my goal of becoming debt free.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1977	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	39
Revolving Credit Balance:	$39,502.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the credit report correct in stating that your credit history goes back to 1977? Also, could you verify your income with Lending Club so you can get a little * next to your income and give investors confidence in your application?	In 1977 I was 14 or 15 years old so I doubt that my credit history goes back to then. Sure I can verify my income.

Member Payment Dependent Notes Series 394333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394333	$15,000	$15,000	12.84%	1.00%	May 4, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394333. Member loan 394333 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	The Regus Group	Debt-to-income ratio:	14.99%
Length of employment:	1 year 6 months	Location:	BELLEVUE, WA

Home town:	Dallas
Current & past employers:	The Regus Group, Pizza Hut/Yum Brands
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

Seems like I'll be paying off these credit cards forever - after the monthly fee I'm only paying a tiny amount towards the principle. I'd like this loan to pay off those credit cards and have one payment that I can get paid off much sooner.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	50
Revolving Credit Balance:	$9,483.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394426	$12,000	$12,000	16.00%	1.00%	May 4, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394426. Member loan 394426 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Exide Technologies	Debt-to-income ratio:	11.33%
Length of employment:	10 months	Location:	LANCASTER, PA

Home town:	Monroeville
Current & past employers:	Exide Technologies, Carclo Technical Plastics
Education:	Duquesne University

This borrower member posted the following loan description, which has not been verified:

I currently have about $12,000 in credit card debt and have 8 different accounts that I currently owe on. I am currently starting a new family with my soon to be wife and her son and would like to consolidate/refinance my debt to create an easier transition into the joining of our finances.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	64
Revolving Credit Balance:	$11,660.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan, but have a couple of questions: 1) What is Exide Technologies and what is your position with the company? How secure is your job/company in the recession? 2) Can you provide a breakdown please of your monthly expenses so that lenders know you can make your LendingClub payments without difficulty? 3) Finally, you make a good monthly income. Any chance you can verify your income with LendingClub? (If you ask, they should be able to give you a fax number to send in a paystub or tax return or some other income verification tool.) Thanks!	Exide Technologies is a manufacturer of car, truck, lawnmower, and military batteries. My position in the company is as a plastic injection molding set-up technician. More or less I set-up, maintain and troubleshoot all the plastic injection molds, presses and various types of automation that exist to make all the plastic parts that go into Exide's various types of batteries. My company has gone through some rough water in the past 6 months due to the recession. However it has maintained over 80% of its business despite the overall North American auto market being down over 6 million vehicles in this past year alone. My position in the company is very secure. I was hired away almost a year ago from my previous employer due to my skills in troubleshooting automation, a skill hard to find otherwise within my company. My monthly expenses consist of $850 rent(dropping to $700-750 in 2 months), $95 for cable/internet, $100 electric, the rest of my utilities are provided by my landlord, cell phone is provided by my fiancee's family, approximately $300 for groceries, and $30 for gas(I live less than a mile from my job, I also own my car so no car payments.) The rest breaks down into credit card payments and an old student loan payment of $78. I will try to work on verifying my income trough LendingClub for you also. Thanks.

Member Payment Dependent Notes Series 394797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394797	$7,200	$7,200	14.11%	1.00%	April 30, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394797. Member loan 394797 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,583 / month
Current employer:	Arcadis	Debt-to-income ratio:	13.62%
Length of employment:	1 year 2 months	Location:	PITTSBURGH, PA

Home town:	Carbondale
Current & past employers:	Arcadis, Roice Construction & Maintenence
Education:	Clarion University of Pennsylvania, CCAC

This borrower member posted the following loan description, which has not been verified:

Need some money for a personal purchase. I have good credit and always pay my debts.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	74
Revolving Credit Balance:	$1,621.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What will you purchase with this loan? Please list your expenses. Thanks.	Loan is for some personal expenses I wish to keep private
You aren't getting many people to fund you because "I wish to keep private" sounds suspicious. People want to know where their money is going. It looks like you have credit cards with limits around $4000. And you are asking for $7200 at around 9.7%. Your balance is only $1600. Will you pay the this off? Is the rest "spending cash"?	my credit cards are for travel that is expensed through my company..I pay on it bi-weekly..i wanted this loan to pay other bills and yes u could say spending cash

Member Payment Dependent Notes Series 395097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395097	$2,500	$2,500	13.79%	1.00%	May 1, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395097. Member loan 395097 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,150 / month
Current employer:	D and L Taxi	Debt-to-income ratio:	14.93%
Length of employment:	10 years 11 months	Location:	Cape Canaveral, FL

Home town:	Peru,
Current & past employers:	D and L Taxi, Ti
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

Need to get dentures

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,838.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
is this a regular procedure or the result of some other event?	Is for regular procedure, as I need denture.

Member Payment Dependent Notes Series 395125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395125	$8,500	$8,500	13.16%	1.00%	May 4, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395125. Member loan 395125 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	3.90%
Length of employment:	8 months	Location:	St Louis Park, MN

Home town:	Denver
Current & past employers:	Wells Fargo, Bank of America Corp.
Education:	Austin Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate all my credit cards. I am looking to just have one monthly payment at a fixed rate and a specific term. I will be making more then the minimum payment.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,172.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I am interested in helping to fund your loan, but have a few questions: 1) How many credit cards do you currently have open? 2) What is the interest rate on your existing debt on those cards? 3) What are your monthly expenses? (i.e. Do you anticipate any difficulty making the monthly payments to LendingClub?) Thanks!	I have 3 credit cards open. I am looking to consolidate 1 of those cards. Which is a US Bank credit card at 13%. The other cards that I am looking to consolidate are my fiancee's(there was not an option to have a co-applicant). Both of her cards are at around 1,800.00 at an interest rate above 20%. One of the other cards I have is in the process of being paid off but i rejected a rate increase from 4.99% to 12% and cannot use the card without the rate adjustment. The other card has a limit of 2000.00 and a rate of 6.95% and I am looking to keep that card open to use for emergencies. I do not anticapate any difficulty making the payments as our joint income is about 80,000.00 and we are looking to pay off these cards as fast as possible. Other then rent we do not have any major monthly expenses. Let me know if you have anymore questions.

Member Payment Dependent Notes Series 395179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395179	$6,000	$6,000	13.16%	1.00%	May 4, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395179. Member loan 395179 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Union Electrician	Debt-to-income ratio:	23.91%
Length of employment:	4 years 6 months	Location:	Las Vegas, NV

Home town:	Las Vegas
Current & past employers:	Union Electrician, Fisk Electric
Education:	University of Massachusetts at Amherst (B.S), College of Southern Nevada (Electrical)

This borrower member posted the following loan description, which has not been verified:

Have never been late on a payment on any of my credit history. Credit is tight with banks, so i wanted to give this a shot. Have a few credit cards left to pay off and wanted to use this loan to pay off the cards and eliminate my credit card use. 6,000 is no small potatoes, but its nothing life changing just something to consolidate debt with for a lower interest rate and one monthly payment. To all investors, whatever the terms may be i will 95% pay the loan to the last installment date. I understand this is a business and money is made off of interest. Credit score ranges from the 3 major bureaus to 680 - 720. All investors should feel comfortable lending to me considering my credit history, score and purpose for this loan. Thank you for your time

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,713.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Is all of your $22K debt on credit cards? Is there much electrician work in NV right now? Thank you; Art	No not all 22K is credit card debt. Most of it are loans but for some reason they are categorized under Revolving debt. Yes there is SO much work here in Las Vegas, despite what you may read on the internet. There are many projects breaking ground because materials and raw products have been driven down because of the stock market. This saves the casinos MILLIONS if not BILLIONS of dollars in material costs. Echelon, MGM CITY CENTER, and Fountain Bleu are all Major projects here in Las Vegas, and currently have Thousands of Electricians at work. I currently work 10hrs a day 6/7 days a week. Current pay for a Union electrician in las vegas is 40/hr. With 80/hr on saturdays and sundays. I was going to use this loan to pay it off now, and try to use more cash flow rather than keep paying interest rates on revolving credit. But rest assured sir and other investors, this will be a 3 year loan and will never be late with a single payment because i plan to use other money to pay down debt, and my mortgage. If there are any other questions feel free to ask. I will be open and honest . Thank you for your time and your investment!

Member Payment Dependent Notes Series 395220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395220	$6,000	$6,000	7.68%	1.00%	April 30, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395220. Member loan 395220 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	RGA Wealth Management	Debt-to-income ratio:	5.61%
Length of employment:	13 years 10 months	Location:	RED BANK, NJ

Home town:	queens
Current & past employers:	RGA Wealth Management, dpr equity partners
Education:	st johns university new york

This borrower member posted the following loan description, which has not been verified:

I am purchasing a car. It is a 2003 Ford E150 2003.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	73
Revolving Credit Balance:	$7,926.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your income? Also, why do you even need a loan? Can you give us some idea of what your expenses are?	Type your answer here. I can verify my income and even send you a bank statement of my assets. I want the loan cause i like to stay liquid. I can show liquid cash of close to 100k and I have over 120k equity in my home. I just like to have alot of cash on hand so thats why i want loan. Why pay 6k cash when i can finance it. Simple as that. If you have questions feel free to call me at 732 933 9600. I can show you tax returns, pay stubs etc. My wife works also and she makes 72k. My monthly expenses are roughly $4750.
Not to be rude, but what it seems your saying is that you like paying interest? I can understand liking to have some cash on hand, but your statement "Why pay 6k in cash when i can finance it. Simple as that." doesn't make sense. You will pay an additional $736.81 for your 2003 car. Besides 6k to that kind of liquid cash is 6%.	Type your answer here. Your not being rude at all. Theres no question i can buy the car cash. Again, I like to stay liquid as possible. Its simple. Everyone manages there money differently I guess. $736 over 3 years is nothing, non event, its 20 bucks a month in interest. Some folks have alot of money but still take out a mortgage or car loan for the same reasons i am. They like to have alot of spare cash on hand. Its that simple. If you would like to see a bank statement or my tax returns i can gladly show you. And it does make sense to finance instead of paying cash to me because i make more than $735 on the 6000 in a 3 year timeframe to offset interest with investments.
What are you investing in that is yielding greater than 7.68%?	Type your answer here. Again, I like to stay liquid especially during this economic crisis. The stock market has presented itself with enormous opportunity and im buying alot of diversified index funds. I have deployed capital when the dow jones was under 6500, the dow is now over 8000. made alot more than 7.68%. If you want to know which funds i can tell you. Who is putting there money in the bank these days and getting no interest. It makes no sense. You buy the market.
Please verify your $200k annual income with Lending Club. If you're able to leverage-up and earn higher returns than the 7.68% being charged here, please share your secrets haha.	I will fax in 1099's verifying income of 260k for 2007 and 200k for 2008. I dont use leverage, thats what got us in this mess. No secrets, buy the market, its better than collecting zero interest in the bank.

Member Payment Dependent Notes Series 395230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395230	$5,400	$5,400	12.84%	1.00%	May 4, 2009	May 2, 2012	May 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395230. Member loan 395230 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	23.07%
Length of employment:	5 years 10 months	Location:	Fayetteville, AR

Home town:	Honolulu
Current & past employers:	U.S. Air Force
Education:	Community College of the Air Force (CCAF)

This borrower member posted the following loan description, which has not been verified:

This money will be used to pay off credit card debt accumulated during purchases made as a first time home buyer. I am a responsible candidate for this loan because I have never missed a payment & I have recieved good discipline skills through six years in the armed forces. Military punctuality has been tought & practiced on a daily basis & has helped keep me a responsible person when it comes to finanacial stability.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,828.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your new home. Could you please share what the 2 credit inquiries over the past 6 months were about?	Yes, that is not a problem. The two credit inquiries were both from bank's that were checking my credit score to see if I had good enough credit for a medical loan for my wife to recieve minor surgey. of course only one bank accepted but i believe it was becuase one bank I applied on my own & the other babnk that didnt accept I applied with my wife & she is fairly new on the credit history.
Please list your expenses. Thank you.	Sure. My Current combined income with my wife is $4700 a month. Our expenses are as follow: $50 a month towards an IRA $50 a month for T.V. service $75 a month for the wife's college loan $100 a month for phone services $150 a month for credit card bills $160 a month for the wife's medical bill $200 a month for auto insurance & expenses $200 a month for utilities $200 a month in gas $200 a month on pet care(food, medicine, grooming) $200 a month on entertainment $300 a month on food $480 a month for a truck loan $830 a month for the house payment My total expenses monthly are roughly $3200 Leaving my household with $1450 a month for unexpected items & emergency savings
Thank you for your service to our country! I am interested in funding your loan, but have one question. Your profile lists a revolving credit balance of nearly $8000, but you are only requesting a $5400 loan. Why not request a LendingClub loan large enough to pay off all your credit card debt? Thanks!	Not a problem. The other 2600 i still owe on my credit cards is on an account that had a transfer balance with 0% interest for life as long as a make $50 purchases on gas each month. I figured that I will definitely need gas each month & that I any money I could pay off with out paying a fininance charge would save me money in the long run.
Hey man, I'm an Air Force vet myself and am always happy to help out a brother in arms. Integrity, Service, Excellence :-D	thank you very much I appreciate your service as well.

Member Payment Dependent Notes Series 395272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395272	$9,000	$9,000	13.47%	1.00%	May 4, 2009	May 2, 2012	May 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395272. Member loan 395272 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	12.85%
Length of employment:	2 years 2 months	Location:	Syracuse, NY

Home town:	Syracuse
Current & past employers:	Computer Sciences Corporation
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

I am looking for a simple loan for the purpose of paying off some high interest rate credit cards. I would very much like to pay them off and pay my lender back at a fair rate in a very reasonable time frame. I am college educated with an impressive employment history, and I'm currently employed by a Fortune 500 company. My current base salary exceeds $6,000/month or $72,000 annually. Because of my steady income it will be easy for me to make a consolidated loan payment every month, or even bi-weekly if necessary. I am happy to answer any questions and provide any necessary financial documentation to interested lenders.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	13
Revolving Credit Balance:	$8,081.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan. Just two questions: 1) What is your position at CSC? 2) Any chance you can verify your income with LendingClub? (If you contact them, they should be able to give you a fax number so you can send a paystub or tax return, etc.) I think having a verified income with an asterisk next to it will make it much easier to obtain funding for your loan. Thanks!	Hello and thanks for your interest. My title at CSC is Solution Architect. I was hired over two years ago as an infrastructure architect, which means that I did the design work involving how many servers were needed to support a project, how much storage, addressing network bandwidth constraints, etc... I was recently promoted to an applications architecture role. This means that I'm now primarily concerned with the design (and testing) of the best application solutions that reside on the infrastructure. Meaning, which applications can be run where, which ones can be run on virtual servers as opposed to physical, which ones involve the need for custom code, etc... UTC (United Technologies) is a large CSC client so our data center/office in Syracuse is located on the Carrier campus, which is a UTC company. When I was hired I did some Carrier design work and spent some time at the CSC office there, but ultimately got moved to working the CSC Internal account. This means I do design work for CSC's own IT needs. CSC is headquartered in Virginia where I do spend quite a bit of time, but the nice part about my job is that I get to work from a home office the rest of the time. I will find out how to send my W2 and pay statements to the lending club web site. I can also send them to you diretly if you'd like me to email them to you.

Member Payment Dependent Notes Series 395348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395348	$8,125	$8,125	16.00%	1.00%	May 4, 2009	May 2, 2012	May 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395348. Member loan 395348 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Nationwide	Debt-to-income ratio:	15.88%
Length of employment:	2 years 8 months	Location:	huntington beach, CA

Home town:	Los Angeles
Current & past employers:	Nationwide, Morgan Stanley, smith barney
Education:	California State University-Long Beach (CSULB)

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate debt.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,438.00	Public Records On File:	1
Revolving Line Utilization:	90.60%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is nationwide and what do you do there?	Nationwide is an insurance company.
Also, can you explain how you got into $20K in debt?	had to support my parents and brother

Member Payment Dependent Notes Series 395514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395514	$5,500	$5,500	15.68%	1.00%	May 4, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395514. Member loan 395514 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	stremel mfg. llc	Debt-to-income ratio:	11.42%
Length of employment:	1 year 10 months	Location:	richfield, MN

Home town:	Sioux Falls
Current & past employers:	stremel mfg. llc, tolerance masters
Education:	sd school of mines and technology

This borrower member posted the following loan description, which has not been verified:

remodeling home

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	6
Revolving Credit Balance:	$10,311.00	Public Records On File:	1
Revolving Line Utilization:	88.90%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you doing about your revolving line of credit? Are you planing to pay this off sometime in the near future? I think if you pay this off with a loan like this one you would be better off financially as these lines of credit are almost maxed out and will take forever to payoff and this one pays off in three years even at $10000.00. Your payment would be under $400.00 but would give you more freedom to do your home inprovements.	I am paying down the revolving credit, but I hope to remodel in the near future, so that I have a better chance of selling my home.

Member Payment Dependent Notes Series 395560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395560	$18,000	$18,000	12.84%	1.00%	May 4, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395560. Member loan 395560 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,512 / month
Current employer:	Newport School District	Debt-to-income ratio:	12.74%
Length of employment:	3 years	Location:	McCrory, AR

Home town:	McCrory
Current & past employers:	Newport School District, Newport Martial Arts
Education:	Arkansas State University-Newport

This borrower member posted the following loan description, which has not been verified:

I plan to use this loan to consolidate 3 of my credit cards. After these three cards are paid with this loan, I plan to close these accounts. The main reason I am applying for this loan is to simplify my monthly bills. I really want just one payment a month and the fact that I have a fixed amount of time to pay off my debt. (Three to five years) I believe that I am a good and reliable canidate for this loan because 1. I have never missed a payment on any debt that I have had and I have paid close attention to my credit and FICO score. Second, I have a very secure job in the public school system with a extremely stable income stream.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,099.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a good credit history. Would you mind answering a few questions? (1) What is your position in the public school system? (2) The monthly repayment on this loan would represent a significant percentage of your monthly income. What are your monthly expenses? What amount are you paying now per month toward the debt you will cover with this loan?	I am currently employed as the computer lab instructor for a K-3 elementary school. I have been employed at this position for three years. I am also the owner and chief instructor at Newport Martial Arts. I have owned this business for 6 years this September. As for my expenses, I have a mortgage that is $430 per month. Utilities, house insurance, upkeep expenses are $500 per month. Food is budgeted at $400. Gasoline and car maintenance is at $250 per month. Current credit card payments are $625 per month. Entertainment and miscellaneous is at about $100 per month. That usually leaves me with about $200 per month for savings. As you can see, my credit card payment is about $625 per month. This payment amount is slightly larger than the monthly payment on this loan. While I?ll be saving just a little bit on my monthly payments, the reason I want this loan is to have the simplicity of having only one payment and to save some extra money with the interest rate of the loan compared to my credit cards.
Your request is for about 25% of your gross income to repay the note. What are your fixed expenses?	I am currently employed as the computer lab instructor for a K-3 elementary school. I have been employed at this position for three years. I am also the owner and chief instructor at Newport Martial Arts. I have owned this business for 6 years this September. As for my expenses, I have a mortgage that is $430 per month. Utilities, house insurance, upkeep expenses are $500 per month. Food is budgeted at $400. Gasoline and car maintenance is at $250 per month. Current credit card payments are $625 per month. Entertainment and miscellaneous is at about $100 per month. That usually leaves me with about $200 per month for savings. As you can see, my credit card payment is about $625 per month. This payment amount is slightly larger than the monthly payment on this loan. While I?ll be saving just a little bit on my monthly payments, the reason I want this loan is to have the simplicity of having only one payment and to save some extra money with the interest rate of the loan compared to my credit cards.

Member Payment Dependent Notes Series 395615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395615	$7,500	$7,500	14.74%	1.00%	May 4, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395615. Member loan 395615 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,667 / month
Current employer:	Long John Silvers	Debt-to-income ratio:	15.54%
Length of employment:	4 years 1 month	Location:	neosho, MO

Home town:	enid
Current & past employers:	Long John Silvers, long john silvers
Education:	Crowder College

This borrower member posted the following loan description, which has not been verified:

I would really appreciate getting a loan for this amount . I have always been good at paying my bills on time. If I ever have a late bill it would be only one or two days late. I have just bought my first home and did a good amount of fixing it up which lead to my debts. Now that I have my house fixed up and in GREAT condition I have my focus on paying off my debts and preparing to marry the love of my life. Thanks for your time.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,642.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 395633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395633	$7,775	$7,775	14.74%	1.00%	May 4, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395633. Member loan 395633 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Best Buy Co. Inc.	Debt-to-income ratio:	13.59%
Length of employment:	4 years	Location:	Nashua, NH

Home town:	Spokane
Current & past employers:	Best Buy Co. Inc., Moody Bible Institute, Moody Aviation
Education:	Moody Aviation, Moody Bible Institute, Raritan Valley Community College

This borrower member posted the following loan description, which has not been verified:

Jumpshot Photography will fill the niche market of youth and family photography with an emphasis on youth sports. A startup loan is needed to purchase equipment and advertising.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,556.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who will be your competition and why do you think you'll be better/more successful than them?	In my area there are no private photographers that specialize in youth sports. This means you can drop by almost any youth game - basketball, hockey, soccer, fencing, track and field, you name it - and you'll see parents with point-and-shoots, maybe some school or local news journalists, but no one capturing the memories of these games and competitions in high quality, readily available to the kids and parents present. My success will come from two things: 1) growing up in youth sports helps me know what's important to watch for and what to shoot, and 2) the technology to deliver those memories on the spot (dvds made on site) to kids and parents. There are "youth sports photographers" that do things like group photos and once-a-year shots, but my goal is to be there for the highlights and smiles of everyday - and to help put that to memory.

Member Payment Dependent Notes Series 395653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395653	$7,900	$7,900	12.21%	1.00%	May 4, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395653. Member loan 395653 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	PUNGO, Inc.	Debt-to-income ratio:	7.25%
Length of employment:	1 year 9 months	Location:	Allen, TX

Home town:	Niles
Current & past employers:	PUNGO, Inc., JCPenney Corporate
Education:	The University of Texas at Dallas, Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I have just completed the sale of an investment property and will be turning the profit around into another property. My previous bank has gone under and I am now using a local private bank (exceptional terms) for the purchase. The profit from my last investment is covering the down payment, fixing up, tenant acquisition and closing costs on the new property so I am in the clear to purchase. However, because this is the first time I will be working with this bank, the committee has required me to place an additional security deposit in an account at their bank for the next 6 months (not liquid until after 6 months). I have the cash on hand to do so in my family's emergency fund; however that would leave us with no real financial cushion for the next 6 months. My wife and I make $85-$100k a year depending on bonuses and have very little personal debt. ($250 car payment, $200 student loans for MBA, $1200 Mortgage PITI, $600 recurring bills, and $700 food living etc) and we pay off our credit cards at the end of the month. In addition to our monthly cash flow, we will have the emergency cash on hand...so making payments will not be a problem at all. I am requesting this loan to cover the security deposit (or replenish the emergency fund depending on timing) and will payback the loan as soon as the deposit is liquid. I am willing to pay a slightly higher rate of return due to the fact that this will be a shorter term deal.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,140.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pungo ,Inc and what do you do there?	Pungo, Inc. provides wireless alerting devices to the Deaf and hearing impaired. I am currently serving as Vice President of Business Development.

Member Payment Dependent Notes Series 395663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395663	$7,000	$7,000	13.79%	1.00%	May 5, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395663. Member loan 395663 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	21.53%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:	Berlin
Current & past employers:
Education:	Pace University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: To make an all cash purchase of a used car at an auto auction. About me: I work in an expanding industry and make about $90k (with bonus) annually. I currently have student loans and a little bit of credit card debt. All payments have been on time and will continue to be.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,299.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who is your current employer ? What type of work do you do for them ?	I work for a Consulting firm that does corporate restructuring and turnaround management.

Member Payment Dependent Notes Series 395712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395712	$4,000	$4,000	15.37%	1.00%	May 5, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395712. Member loan 395712 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,829 / month
Current employer:	Lewis D Gilbert	Debt-to-income ratio:	1.91%
Length of employment:	2 years 2 months	Location:	Bolt, WV

Home town:	Richwood
Current & past employers:	Lewis D Gilbert, Breckinridge, Davis & Sproles, Lewis D. Gilbert--I worked for him for 3 yrs previously
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to improve my credit, while my husbands credit is good. That is why I want this loan in my name with him as a co-signer. I can assure you that this will be repaid with no late payments. Your help is greatly appreciated

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	77
Revolving Credit Balance:	$370.00	Public Records On File:	0
Revolving Line Utilization:	21.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395778	$6,125	$6,125	16.00%	1.00%	May 5, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395778. Member loan 395778 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	McNeil Technologies	Debt-to-income ratio:	16.25%
Length of employment:	9 months	Location:	Bowie, MD

Home town:	Silver Spring
Current & past employers:	McNeil Technologies, Department of Homeland Security (DHS) - Privacy Office, Agency for International Development (Contractor), Food and Drug Administration (FDA) (Contractor)
Education:	University of Maryland at College Park - B.S. Chemistry

This borrower member posted the following loan description, which has not been verified:

I am requesting $16000 for mainly two reasons. One is to pay off my credit cards which all have interest rates in the low to high 20's. The other reason is to pay off my car loan lease ($600/month - about 18 more months). This would help in that I would be paying less than my car loan per month. It would also help with me paying off my student loan which I have put off long enough. In addition, I possibly can save extra money for future goals such as to own a house, getting married, retirement, etc. Thank You

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	8
Revolving Credit Balance:	$5,636.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395852	$12,600	$12,600	14.74%	1.00%	May 5, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395852. Member loan 395852 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	stfatoflight	Debt-to-income ratio:	18.77%
Length of employment:	7 years	Location:	placentia, CA

Home town:	burma
Current & past employers:	stfatoflight, stratoflight
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

i am using this money to remodel my kitchen and i am sure i will pay it off within 2 years or less.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,680.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 395876

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395876	$6,000	$6,000	13.16%	1.00%	May 4, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395876. Member loan 395876 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,965 / month
Current employer:	American Family Insurance Group	Debt-to-income ratio:	20.02%
Length of employment:	2 years 4 months	Location:	Plymouth, MN

Home town:	Ham Lake
Current & past employers:	American Family Insurance Group, Batteries Plus, Honeywell DMC
Education:	Saint Cloud State University

This borrower member posted the following loan description, which has not been verified:

Lenders, I am currently in the process of looking to purchase my first home and would like to get my current debt paid down faster. I have been a borrower for 10 years and have never paid a loan or credit card bill late or defaulted on a loan or credit card. I have never had a collection. I have been employed with the same company since graduating from college in December of 2006. I am working on my career and moving my life forward and would like this loan to assist me with my goal of owning my first home. Thank you for your consideration in this matter.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,634.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you get such a high credit card balance?	Thanks for the question. College was a big factor, also my fiance having lost 2 jobs due to the economy. We are just getting back on our feet, but have the means to pay off this loan.

Member Payment Dependent Notes Series 395879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395879	$3,400	$3,400	13.79%	1.00%	May 5, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395879. Member loan 395879 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	U. S. Postal Service	Debt-to-income ratio:	20.11%
Length of employment:	30 years 3 months	Location:	Youngstown, OH

Home town:	Youngstown
Current & past employers:	U. S. Postal Service
Education:	YSU

This borrower member posted the following loan description, which has not been verified:

I'm a Letter Carrier for the U S Postal Service. With 30 years seniority, I am in no danger of getting laid off or being reassigned if the USPS does a Reduction In Force, as is rumored in 2009. I live in Ohio, in an area where the unemployment rate is very high. Due to this, and not my own employment status, various credit card companies have raised my interest rate. I'm hoping to find a lower rate here at the lending club. If approved, I will use the money to pay down those cards that have increased my rates.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	64
Revolving Credit Balance:	$18,212.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you get into debt? and what are you doing to avoid the same situation while and once you pay it off?	I had been taking care of my elderly Mother. I had purchased two cars for her over the last 10 years. I now am helping to pay for her care in assisted living. I also have leased new cars for myself because I HAD (now ex) an out of town girlfriend. I used my credit card too much during these past few years to help her out too. Now I'll be spending quite less.

Member Payment Dependent Notes Series 395888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395888	$3,600	$3,600	9.63%	1.00%	April 30, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395888. Member loan 395888 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,858 / month
Current employer:	Boeing Company	Debt-to-income ratio:	0.58%
Length of employment:	3 years 10 months	Location:	Los Angeles, CA

Home town:	Portland
Current & past employers:	Boeing Company, IBM
Education:	LeTourneau University, University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

I have two goals for this loan: 1) Flesh out my credit profile with an installment loan 2) Make a little money on an investment I am highly educated (MS in Computer Science from USC), and I have with a secure job (Boeing, $82k). I will use this loan to improve my credit score with a non-revolving credit line (look for "Types of Credit Used" here: http://www.myfico.com/CreditEducation/WhatsInYourScore.aspx). I am quite frugal, and have never had any credit but credit cards (paid in full each month). I have purchased my (used) vehicles with cash, and I got through school on scholarships and Boeing's largesse. My net worth is well above $50k, so this loan is virtually risk-free for you.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$849.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 396145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396145	$13,000	$13,000	14.74%	1.00%	May 5, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396145. Member loan 396145 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	General Electric	Debt-to-income ratio:	16.39%
Length of employment:	3 years	Location:	louisville, KY

Home town:	louisville
Current & past employers:	General Electric, Evans Costruction
Education:	Jefferson Community College-Louisville

This borrower member posted the following loan description, which has not been verified:

My wife and i always make the payment but it just seems like we are getting know where. I believe it would be much easier if we just had one payment and could see the results. Thanks for the help

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,124.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 396154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396154	$10,500	$10,500	15.68%	1.00%	May 4, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396154. Member loan 396154 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self	Debt-to-income ratio:	14.42%
Length of employment:	6 years 3 months	Location:	Leavenworth, KS

Home town:	Kansas City
Current & past employers:	Self, The Kansas City Star, The Boulder Daily Camera, The St. Joseph News-Press, Fort Leavenworth Dept of the Army
Education:	University of Missouri-Kansas City, Penn Valley Community College

This borrower member posted the following loan description, which has not been verified:

Although this is my loan request and I will be using the proceeds for for my sole purpose, I am married, so would like to tell you about not only myself but include information about my spouse, if that is okay. My husband and I have lived in the same location for 15 years, we've been married for 19 years. We have both been in the same careers for over 30 years. Our incomes are both strong and we have worked hard to build a great credit history of steady, reliable repayment over the past three years in particular. Because credit scores don't tell the whole story, we would ask that you look at how well and how long our repayment history is on a variety of loans. We own our own home, which is valued by the county assessor this past January at $183,000. One building on the property is planned for income producing this year. My photography business is strong with an expected gross sales in 2009 to exceed $60,000. My husband's income with MPRI is $168,000/year, which I manage for him since his work is overseas in Iraq. I can provide paystubs if necessary or needed. Since we are married, our incomes are obviously intertwined, which is why I'm asking for consideration of both incomes. Although we do carry debt, we also have the income to carry it. The majority of debt we carry have gone towards improvements on our home or to replace vehicles that we have owned and used a lot of years. Thank you for your consideration, Peggy Bair

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,151.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income with Lending Club? Thanks.	I did fax my information to Eric. Is there something further needed? --

Member Payment Dependent Notes Series 396521

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396521	$8,000	$8,000	8.00%	1.00%	May 5, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396521. Member loan 396521 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Harvard University	Debt-to-income ratio:	4.32%
Length of employment:	3 years 6 months	Location:	MEDFORD, MA

Home town:	Fresno
Current & past employers:	Harvard University, Monterey Bay Aquarium Research Institute
Education:	University of California-Los Angeles (UCLA), University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

This loan is to purchase a replacement vehicle for our personal use. I am a professor, and my wife is a professional educator. We are starting a family and need a safer vehicle.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,262.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your delinquency?	Harvard University issues me a corporate card in my name (and thus attached to my credit record). An administrative office is charged with paying the balance each month. This did not happen for 45 days once, and I was zinged for it. I have since cancelled the card, and rely on my own credit cards for purchases (which insures I can pay the balance in a timely manner).

Member Payment Dependent Notes Series 396644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396644	$10,800	$10,800	8.00%	1.00%	May 4, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396644. Member loan 396644 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Digital Chocolate, Inc.	Debt-to-income ratio:	6.82%
Length of employment:	10 months	Location:	Fremont, CA

Home town:
Current & past employers:	Digital Chocolate, Inc.
Education:	McCombs School of Business, University of Texas-Austin

This borrower member posted the following loan description, which has not been verified:

Recently bought a house for our young family (newborn). House needs minor improvements: air conditioner, stair railing remodel (baby can climb through very easily as stairs are old). Doing this to keep baby comfortable and safe. I have excellent credit. Both wife and I have stable jobs (dual income, both professionals with graduate degrees). I have been in my line of work over 10 years. We bought our house with a fixed interest loan without any government or external support. No revolving credit bills (credit card paid off fully each month). Only a single car lease, student loan and mortgage. Since I did not believe in ARMs or buying beyond my means, we save our money and bought our home when the market fell. I thought I would wait for the A/C until next year, but learning to live with a young baby is an everyday learning experience. Now I feel that its a necessary improvement to make. Also when buying the house, it never occurred to me that a growing baby would be able to step through baulisters and create a safety hazard.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,232.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
ARE YOU SAYING THAT YOU WILL BE PAYING THE $10,232.00 AT THE END OF THE MONTH? WILL YOU GIVE A BRIEF BREAKDOWN OF YOUR FIXED MONTHLY PAYMENTS? THANK YOU DRW	DRW, if you are referring to this loan request - its a 3 year loan. The details are providing on the lending club page. As far as other fixed payments go: Only Student loan, car lease, mortgage. Very light on fixed payments. I have extremely low debt to income ratio.
THANK YOU FOR YOUR REPLY. I AM REFERING TO THE $10,232.00 REVOLVING CREDIT BALANCE LISTED ON THE CREDIT HISTORY PORTION OF THE ABOVE. IN YOUR LOAN DESCRIPTION YOU SAY "NO REVOLVING CREDIT BILLS CREDIT CARD PAID OFF FULL EACH MONTH". THANK YOU DRW	Yes all my revolving credit card bills like Amex, VISA (which I believe this is referring to) are paid off at end of month. Also it seems that what the credit report shows lags a bit, as that was the balance a couple months back when I first moved into my house.

Member Payment Dependent Notes Series 397190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397190	$6,000	$6,000	13.79%	1.00%	May 5, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397190. Member loan 397190 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Subway	Debt-to-income ratio:	0.30%
Length of employment:	6 years 4 months	Location:	scarsdale, NY

Home town:
Current & past employers:	Subway
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,472.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide details...where? for what degree? you or someone else? other than tuition, what other bills will you be encountering related to your education. Thanks.	Thanks for your interest. I am going to Lincoln Technical institute for automotive technision program. Its a one year program. I have completed half of it. I just have 6 more months to go. I am also working as a manager in subway. I have been working there for about 6 years now. your support will be great help. THank you once again.

Member Payment Dependent Notes Series 397316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397316	$3,200	$3,200	16.00%	1.00%	April 30, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397316. Member loan 397316 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Arden B	Debt-to-income ratio:	6.30%
Length of employment:	8 months	Location:	Jamaica Plain, MA

Home town:
Current & past employers:	Arden B, Northeastern University
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay for this semester of my college tuition

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,715.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 397354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397354	$5,000	$5,000	8.00%	1.00%	April 30, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397354. Member loan 397354 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Belly up	Debt-to-income ratio:	15.85%
Length of employment:	3 years 2 months	Location:	Encinitas, CA

Home town:
Current & past employers:	Belly up
Education:	Syracuse University

This borrower member posted the following loan description, which has not been verified:

I have 5000 on a credit card that I am having a very hard time paying off because of the high (almost 37% APR rate).

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,748.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your delinquency? And what is BellyUp?	Hi Jondelph! The Belly Up is a great music venue in Solana Beach, California. I do marketing and promotions there. My delinquency wasn't really a delinquency - it was honestly just stupidity! when i first got my visa i did not pay the first two times...i put the money towards a car repair that i needed more urgently, and did not think about (understand) credit card fees back then. That was a few years ago, and i have been paying them on time and then some every month.

Member Payment Dependent Notes Series 397389

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397389	$5,200	$5,200	15.05%	1.00%	May 1, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397389. Member loan 397389 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	Oakridge Markets	Debt-to-income ratio:	5.95%
Length of employment:	5 years 4 months	Location:	YPSILANTI, MI

Home town:	Canton
Current & past employers:	Oakridge Markets, Holiday Market
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to buy my first home with this amount. There are many forclosed homes available that are with in this price limit and ready to be moved into. Also I am more than willing to structure some kind agreement that the tax credit I will get in 2010 for being a first time home buyer will be guaranteed to the balance of the loan. Is it possible as well that I can get the payments to be made over the course of 4 years with the same interest rate? The way it is structured over 3 year I can accept if 4 years is not doable but it would help a little more.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$225.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 397510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397510	$6,500	$6,500	9.63%	1.00%	April 30, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397510. Member loan 397510 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	supplemental health care	Debt-to-income ratio:	14.81%
Length of employment:	6 years	Location:	lincoln park, MI

Home town:	dearborn
Current & past employers:	supplemental health care
Education:	Henry ford community college, Michigan State University

This borrower member posted the following loan description, which has not been verified:

I have requested the above amount to create and easier avenue to make payments by consolidating my existing payments into one. With the increasing amount of credit cards it has become difficult to keep track of which one is due and what dates. I am hoping to minimize confusion and pay my debt off faster with one payment. I am very reliable candidate for this loan, although it has been confusing managing the accounts, I have never failed to pay any of the payments on time or the minimum required amount as I usually pay more than needed. I plan to use this money to pay off the existing credit cards and have a little spare money for any unexpected issues that may arise and the remainder i plan to put back toward my loan with your company. I am a single mother of two and although I have a well paying job i have learned my lesson and realized I cannot dip into to many pots. I hope you taake this into consideration and look forward to working with your company to dig out of this financial mess!

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,633.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you please list the credit cards you are planning to pay off with this loan, and the balances presently on them? How many cards do you plan to keep for regular use? What is your plan for making making it difficult to again get into the confusion of so many payments?	Type your answer here. I plan to pay a 2 chase credit cards:$2350 and $327, discover: $2000, home depot: $730, capital one: $300, and plan to save the rest for unexpected expenses. I plan to keep one with the lowest limit for emergency use. I have now learned my lesson in that I do not need items I cannot afford at the time and need to budget my money accordingly to set aside a certain amount per check to pay cash for the item when I have saved the designated amount.

Member Payment Dependent Notes Series 397574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397574	$7,750	$7,750	9.32%	1.00%	May 1, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397574. Member loan 397574 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Aquaspy Inc.	Debt-to-income ratio:	13.11%
Length of employment:	1 year 6 months	Location:	Mission Viejo, CA

Home town:
Current & past employers:	Aquaspy Inc., Geotest Inc., Futek Advanced Sensor Technology, Revere Transducers
Education:	California State Polytechnic University-Pomona, California State University-Long Beach (CSULB)

This borrower member posted the following loan description, which has not been verified:

Greetings, Looking to consolidate credit card debt in the range of 14% to 20% interest rate with a fixed rate loan. I have been a customer of these banks for over 15 years and made my payments on time. It is unfortunate that credit cards companies punishing responsible behavoir. I did some arithmetic and found out I can pay off these debts in 3-4 years, rather than 7+ years with the credit card payment. My payments will merely increase 37 dollars over what I am currently paying by taking a 3 year loan

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,540.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Aquaspy Inc? What did you do prior to 18 months ago?	Senior Engineer at AquaSpy - 1.5 years, Test Engineer at Geotest Inc. - 1 year Senior Electrical Engineer at Futek AST - 6 years

Member Payment Dependent Notes Series 397943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397943	$8,000	$8,000	9.63%	1.00%	May 5, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397943. Member loan 397943 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Southern California Edison	Debt-to-income ratio:	1.28%
Length of employment:	1 year	Location:	Carson, CA

Home town:	Harbor City
Current & past employers:	Southern California Edison, US Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

Recently remodeled alot of the inside of my parents home and now want to take care of the outside area. Want to redo the fencing with something more modern and possibly paint the house, along with some upgrades in the back yard. I have used lending club in the past and it's great! No problems, since everything is automatic.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HOW MANY PREVIOUS LOANS HAVE YOU HAD WITH LENDING CLUB? THANK YOU DRW	Just one. Already paid in full by the way, with no late payments.
Do you live with your parents? If live with parents, what is your goal date for moving out and setting up your own household? How much do you pay in rent? Do you collect any other income not documented, such as disability pay from prior USMC service?	I live seperately from my parents, but am helping them with the remodel. I pay $600.00 rent a month. I have no immediate goal to move from where I am, and no disability pay from prior military service. There would be no problem repaying this loan Especially given my great credit, and with almost no debt to credit cards. Appreciate the interest and ?'s i

Member Payment Dependent Notes Series 398070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398070	$3,125	$3,125	13.47%	1.00%	May 1, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398070. Member loan 398070 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	s.r. ranch ltd	Debt-to-income ratio:	21.62%
Length of employment:	4 years 6 months	Location:	boulder, CO

Home town:	laredo
Current & past employers:	s.r. ranch ltd
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

planning on paying my credit card off so that i will no longer endure high interest rates.

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1978	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	52
Revolving Credit Balance:	$13,427.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your expenses. Please list your cards, balances, and interest percents. Do you live according to a budget? Other than this loan, what have you been doing to get out of debt so as to no longer pay interest?	I pay $1500.00 in rent , $765.00 is a car payment ,my credit card balance is $2900, with an interest rate of 19.25%. I feel that I do live within my budget and have been able to invest money in the stock market, but with the way the economy is I feel it would be a smarter plan to borrow the money then to sell stock to be able to pay that balance off .
The revolving balance on shows as $13,427.00 but you mentioned in a previous answer that you only had $2,900 in credit card debt. Please explain this discrepency.	The total amount includes the remaining balance on my vehicle loan.

Member Payment Dependent Notes Series 398355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398355	$2,000	$2,000	12.84%	1.00%	April 30, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398355. Member loan 398355 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	ShatzmanBaker, PC	Debt-to-income ratio:	15.28%
Length of employment:	4 years 2 months	Location:	Hillsborough, NJ

Home town:	Hillsborough
Current & past employers:	ShatzmanBaker, PC, Schreck, Bavaro & Co. CPA
Education:	University of Maine

This borrower member posted the following loan description, which has not been verified:

Hello, I am looking for a small loan to supplement cash saved to purchase a vehicle. Paying off the loan will not be a problem. If you look at my credit report you will find that I have never been late on a payment and I take pride in maintain prestige credit. Also, I have a steady job as an attorney assistant thus paying off the loan will not be an issue. Please consider me for this loan-Thank you.

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,545.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses? Thanks.	I would say around 200 a month. I am still in the process of finishing my degree in fiance and fortunate enough to have parents that help support the majority of my expenses. Otherwise expenses would be higher. Hope this helps.
due to a good amount of free cash, will you be paying above the required payment?	Although this is probably not what you want to hear, to be honest, if fully funded the loan will be paid off by the end of summer. For all investors who have funded this loan please know I am very grateful-God bless!

Member Payment Dependent Notes Series 398424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398424	$6,400	$6,400	18.53%	1.00%	May 5, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398424. Member loan 398424 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,517 / month
Current employer:	Phoenix Airport Transportation	Debt-to-income ratio:	0.99%
Length of employment:	1 year 7 months	Location:	Prescott, AZ

Home town:	San Diego
Current & past employers:	Phoenix Airport Transportation, Fry's Electronics
Education:	Mira Costa College, Yavapai College

This borrower member posted the following loan description, which has not been verified:

As you can see from my credit report, I owe about $6400 spread out across 3 accounts. I've been working on paying this down, throwing everything I can at them, but am feeling discouraged due to the high interest rates. I have never missed a payment in my life. I have never had any negative information on my credit report. I am employed full-time in a stable job with a company I have been with for almost 2 years now. I will use this loan to pay off all my cards in full, boosting my credit score through the roof and giving me a clean slate to be more financially responsible.

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,758.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan to hold the loan for 3yrs or pay off early? What are the APRs on the three CCs you have now? What are your monthly expenses?	Monthly expenses are very low due to living with my long-time girlfriend: Rent $230 Power $60 Internet $32 Auto Insurance $36 Phone $0 (Paid) Credit Card #1 $139 @ 24.99 APR Credit Card #2 $15 @ 19.99 APR Credit Card #3 $42 @ 22.95 APR Total $518 (monthly bills) Groceries $200 Clothing $50 Entertainment $100 Gasoline $50 Total $400 (monthly expenses) Grand Total $918 /month I have some extra income every month, which I will use to pay down this loan earlier than 3 years.

Member Payment Dependent Notes Series 398427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398427	$5,000	$5,000	20.11%	1.00%	May 5, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398427. Member loan 398427 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Goldcircle International, LLC	Debt-to-income ratio:	11.01%
Length of employment:	10 years 9 months	Location:	Waterville, OH

Home town:	umuahia
Current & past employers:	Goldcircle International, LLC
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

This is a degree program at Eastern Michigan University.

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you be willing to verifiy your income? What degree is this loan for (how long will the education take)?	Yes, I will be willing to verify my income. It is for an individualized Bachelors Degree at Eastern Michigan University. I will also be willing to give you more information on that also.
What do you do for GoldCirlcle International? What degree will you receive from Eastern Michigan if you complete the program? Would it be possible for you to have Lending Club confirm your income? It may help you obtain the full amount of funding you are seeking. Thanks	I am the operations manager. I will be receiving an individualised bachelors of science degree from Eastern Michigan University. I have eighteen credit hours left to obtain this degree.
I see that you have 4 credit lines with $0 balance. Why don't you use them for your degree? Are you really willing to pay 20% interest on this loan? Will you take the loan if it is not fully funded? What if you only get 50% of what you asked for?	I am looking for a separate student loan. I am actually looking at other options at the moment because I was thinking the same thing about the interest rate at 20%. I am not sure If I will take the loan if I only get 50% of what I asked for.

Member Payment Dependent Notes Series 398466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398466	$12,000	$12,000	9.32%	1.00%	May 5, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398466. Member loan 398466 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Fox Lake Correctional Institution	Debt-to-income ratio:	6.58%
Length of employment:	9 years 10 months	Location:	Cambria, WI

Home town:	Waupun
Current & past employers:	Fox Lake Correctional Institution, Moraine Park Technical College, Cambria-Friesland Public Schools
Education:	UW - La Crosse, UW - Stevens Point

This borrower member posted the following loan description, which has not been verified:

I am consolidating all the credit card debt that I have. I am a teacher for the Department of Corrections and considering the current economic times, I am holding steady economically. This is an effort to improve my rate and quickly pay off some debt. Other than my home, I have only have one car I am paying for, and then the monthly bills. I see this as a great time to try to "get ahead" if possible.

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,300.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
YOUR LOAN REQUEST IS FOR $12,000 HOWEVER YOUR REVOLVING CREDIT LINES ARE $5300.00. DO YOU HAVE OTHER DEBT YOU ARE CONSOLIDATING WITH THE $4,100 DIFFERENCE? THANK YOU DRW	It is actually my wife's credit debt. I don't ever personally carry a balance on mine, but I want to get hers resolved.
How much unsecured debt does your wife have? Any other household income not documented above (i.e. spouse employed, home biz, etc.)?	She has about $10,000. She makes about $12,000 working part time per year right now and I didn't factor that into my initial numbers because I could pay this on my own if need be. She will be assisting with this payoff. I just wanted to stop the interest beating we are taking. Thanks

Member Payment Dependent Notes Series 398516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398516	$3,000	$3,000	9.32%	1.00%	May 5, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398516. Member loan 398516 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Perot Systems	Debt-to-income ratio:	17.04%
Length of employment:	4 years 1 month	Location:	Van Nuys, CA

Home town:	Plainfield
Current & past employers:	Perot Systems, Intratek Computer, LAN International
Education:	Oakland University

This borrower member posted the following loan description, which has not been verified:

I will be using this money towards payment of first and last months payment, along with the security deposit and mover expenses (if needed). I am a good candidate as I always make sure to pay my creditors on or before the scheduled due date every month. $500 down payment is due on April 27, and the rest of the rent ($2100 total) is due by May 1. This move is being done to be closer to work and to help minimize travel expenses between home and work.

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	55
Revolving Credit Balance:	$2,009.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report shows a delinquency 55 months ago. Can you elaborate on that?	This delinquency was due to a debt consolidation company that I was using taking money out of my bank account but not applying it to my creditors in a timely manner. I was not notified by my creditor right away so the account became delinquent. When notified, I informed my creditor that they needed to contact the debt consolidation company (per their instructions), however the creditor would not comply. I informed the debt consolidation company a few times, but they would not contact the creditor either. So, I was stuck in the middle as I was informed by the debt consolidation company that I was not to make separate payments myself (which I ended up doing anyway to catch the account up).

Member Payment Dependent Notes Series 399020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399020	$6,000	$6,000	16.63%	1.00%	May 4, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399020. Member loan 399020 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,292 / month
Current employer:	CIBC World Markets	Debt-to-income ratio:	9.17%
Length of employment:	4 years 6 months	Location:	New York, NY

Home town:	Stamford
Current & past employers:	CIBC World Markets, GE Asset Management
Education:	Tufts University

This borrower member posted the following loan description, which has not been verified:

I have an average APR of 25% and just need to get my rates down. My salary can easily pay the bills, but I feel I am just paying way too much.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	29
Revolving Credit Balance:	$6,155.00	Public Records On File:	0
Revolving Line Utilization:	35.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What functional area are you in at CIBC?	I work in the middle office preparing P&L reports for the trading desk. The bank is being conservative in this market and in fact the Canadian banks are performing quite well compared to those in the US. CIBC has not been forced to receive any bailout money from the gov't. Any more questions, please feel free to ask.
Do you Rent/Own/Live with Family? How much do you spend on housing & Utilities? Do you have any dependents? List any On going expenses. (Insurance, Cell Phone, Gas, Tuition, Licensing fees, etc.)	Hello, Rent 1600 Phone/Cable/Elec 200 Renters Ins. 60 Gym 50 I have no dependents My wife's student loan 300 Credit Cards 500 I'm hoping to cut the credit card portion of my monthly expenses with this loan. Please feel to ask and I will elaborate on anything anyone feels I have not covered. Thanks...

Member Payment Dependent Notes Series 399319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399319	$3,250	$3,250	8.00%	1.00%	May 4, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399319. Member loan 399319 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	IBM	Debt-to-income ratio:	10.26%
Length of employment:	3 years 2 months	Location:	Layton, UT

Home town:	Salt Lake City
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Will use money to pay off credit card that is currently charging 10.25%. I work full time, own a home, and have excellent credit.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,467.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit report shows over $18k in revolving credit balance, but you're looking at a loan for only $3k of that? Can you give us a breakdown of the rest of that?	I'm already paying less than 8% (best rate offered on this site) on the remaining balances which are credit cards.
Is there any other household debt and income not reflected above?	No other debt. My wife's income last year was about $38,000.
Thanks, is your wife currently employed? Is her income commission based? If hourly or salaried, is she getting hours/salary similar to last year? If commission based, what industry does she work. Good luck!	Yes, my wife is currently employed and is paid hourly. She is not paid on a commission basis. Income this year is expected to be very close to last year. Thanks!

Member Payment Dependent Notes Series 399423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399423	$3,200	$3,200	7.68%	1.00%	April 30, 2009	May 12, 2012	May 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399423. Member loan 399423 was requested on April 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,792 / month
Current employer:	AIU Holdings	Debt-to-income ratio:	9.24%
Length of employment:	2 years	Location:	Tuxedo, NY

Home town:	New York
Current & past employers:	AIU Holdings, The Bank of New York
Education:	Pace University

This borrower member posted the following loan description, which has not been verified:

I am using this loan for moving expenses.

A credit bureau reported the following information about this borrower member on April 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,176.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 399604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399604	$3,500	$3,500	7.68%	1.00%	May 4, 2009	May 13, 2012	May 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399604. Member loan 399604 was requested on April 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Insurance Center Inc	Debt-to-income ratio:	18.46%
Length of employment:	14 years 4 months	Location:	Alexander, AR

Home town:	Little Rock
Current & past employers:	Insurance Center Inc, United Artist Communications, Inc
Education:	University of Little Rock at Arkansas

This borrower member posted the following loan description, which has not been verified:

I need a new roof and have the money to pay for it but would rather take out a low interest loan to finance it at this time.

A credit bureau reported the following information about this borrower member on April 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	43
Revolving Credit Balance:	$2,733.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 399674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399674	$1,500	$1,500	7.68%	1.00%	May 4, 2009	May 13, 2012	May 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399674. Member loan 399674 was requested on April 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	country market	Debt-to-income ratio:	4.33%
Length of employment:	10 years	Location:	ADRIAN, MI

Home town:	adrian
Current & past employers:	country market
Education:

This borrower member posted the following loan description, which has not been verified:

buying new washer/dryer

A credit bureau reported the following information about this borrower member on April 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,413.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 400607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
400607	$3,000	$3,000	9.63%	1.00%	May 5, 2009	May 15, 2012	May 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 400607. Member loan 400607 was requested on May 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	6.18%
Length of employment:	1 year 7 months	Location:	Kyle, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I went on a vacation with my girlfriend and used the Discover card to fund it all. We racked up about $6,000. The week we got back, my roommates told me they were moving out -- that month. My purchase rate is currently 18.24% which makes it difficult to make significant headway on. I don't want apply for another card just to get a promotional rate for a short while and end up in the same spot a few months later.

A credit bureau reported the following information about this borrower member on May 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,055.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLEASE INDICATE WHERE YOU WORK OR HOW YOU GET YOUR INCOME. THANK YOU DRW	I have a full-time IT job working for a financial advising institution.
Looking at your high revolving credit line utilization and the fact that you went on a vacation prior to saving for it, leads me to believe that you have trouble or lack budgeting skills. How do I know that if I contribute to this loan, that I will receive my money back. You appear to be a little impulsive and lack discipline and self control, please prove to me that I am wrong. Thanks, Chris	The reason for the vacation was a friend's wedding so I didn't have much time to save for it. I think my credit score is testament to my ability to repay loans -- I've never had a late or missed payment on anything in my 10 years of credit history.

Prospectus Supplement (Sales Report) No. 29 dated May 5, 2009